                                                                  EXHIBIT (h)(4)

                             AMENDED AND RESTATED
                             --------------------
                           ADMINISTRATION AGREEMENT
                           ------------------------


     THIS AGREEMENT is made as of this 1st day of February 2000, by and between MEYERS INVESTMENT TRUST (formerly known as Meyers Sheppard Investment Trust), a Delaware business trust (the "Trust"), and BISYS FUND SERVICES LIMITED PARTNERSHIP, d/b/a BISYS FUND SERVICES (the "Administrator"), an Ohio limited partnership.

     WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of several series of shares of beneficial interest ("Shares"); and

     WHEREAS, the Trust desires the Administrator to provide, and the Administrator is willing to provide, management and administrative services to such series of the Trust as the Trust and the Administrator may agree on ("Portfolios") and as listed on Schedule A attached hereto and made a part of this Agreement, on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Trust and the Administrator hereby agree as follows:

     ARTICLE 1.  Retention of the Administrator.  The Trust hereby engages the
                 -------------------------------
Administrator to act as the administrator of the Portfolios and to furnish the Portfolios with the management and administrative services as set forth in
Article 2 below (collectively, the "Services").

     The Administrator shall, for all purposes herein, be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Trust in any way and shall not be deemed an agent of the Trust.

     ARTICLE 2.  Administrative Services.  The Administrator shall perform or
                 -----------------------
supervise the performance by others of administrative services in connection with the operations of the Portfolios, and, on behalf of the Trust, will investigate, assist in the selection of and conduct relations with custodians, depositories, accountants, legal counsel, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and persons in any other capacity deemed to be necessary or desirable for the Portfolios' operations. The Administrator shall provide the Trustees of the Trust with such reports regarding investment performance as they may reasonably request but shall have no responsibility for supervising the performance by any investment adviser or sub-adviser of its responsibilities.

     The Administrator shall provide the Trust with regulatory reporting, all necessary office space, equipment, personnel, compensation and facilities (including facilities for meetings of shareholders ("Shareholders") and Trustees of the Trust) for handling the affairs of the Portfolios and such other services as the Administrator shall, from time to time, determine to be necessary to perform its obligations under this Agreement. In addition, at the request of the Board of Trustees, the Administrator shall make reports to the Trust's Trustees concerning the performance of its obligations hereunder.

     Without limiting the generality of the foregoing, the Administrator shall:

     (a) calculate contractual Trust expenses and control all disbursements for the Trust, and as appropriate compute the Trust's yields, total return, expense ratios, portfolio turnover rate and, if required, portfolio average dollar-weighted maturity;

     (b) assist Trust counsel with the preparation of prospectuses, statements of additional information, registration statements and proxy materials;

     (c) prepare such reports, applications and documents (including reports regarding the sale and redemption of Shares as may be required in order to comply with Federal and state securities law) as may be necessary or desirable to register the Trust's Shares with state securities authorities, monitor the sale of Trust Shares for compliance with state securities laws, and file with the appropriate state securities authorities the registration statements and reports for the Trust and the Trust's Shares and all amendments thereto, as may be necessary or convenient to register and keep effective the Trust and the Trust's Shares with state securities authorities to enable the Trust to make a continuous offering of its Shares;

     (d) develop and prepare, with the assistance of the Trust's investment adviser, communications to Shareholders, including the annual report to Shareholders, coordinate the mailing of prospectuses, notices, proxy statements, proxies and other reports to Trust Shareholders, and supervise and facilitate the proxy solicitation process for all shareholder meetings, including the tabulation of shareholder votes;

     (e) administer contracts on behalf of the Trust with, among others, the Trust's investment adviser, distributor, custodian, transfer agent and fund accountant;

     (f) supervise the Trust's transfer agent with respect to the payment of dividends and other distributions to Shareholders;

     (g) calculate performance data of the Trust and its Portfolios for dissemination to information services covering the investment company industry;

     (h) coordinate and supervise the preparation and filing of the Trust's tax returns;

     (i) examine and review the operations and performance of the various organizations providing services to the Trust or any Portfolio of the Trust, including, without limitation, the Trust's investment adviser, distributor, custodian, fund accountant, transfer agent, outside legal counsel and independent public accountants, and at the request of the Board of Trustees, report to the Board on the performance of organizations;

     (j) assist with the layout and printing of publicly disseminated prospectuses and assist with and coordinate layout and printing of the Trust's semi-annual and annual reports to Shareholders;

     (k) assist with the design, development, and operation of the Trust Portfolios, including new classes, investment objectives, policies and structure;

     (l) provide individuals reasonably acceptable to the Trust's Board of Trustees to serve as officers of the Trust, who will be responsible for the management of certain of the Trust's affairs as determined by the Trust's Board of Trustees;

     (m) advise the Trust and its Board of Trustees on matters concerning the Trust and its affairs;

     (n) obtain and keep in effect fidelity bonds and directors and officers/errors and omissions insurance policies for the Trust in accordance with the requirements of Rules 17g-1 and 17d-1(7) under the 1940 Act as such bonds and policies are approved by the Trust's Board of Trustees;

     (o) monitor and advise the Trust and its Portfolios on their registered investment company status under the Internal Revenue Code of 1986, as amended;

     (p) perform all administrative services and functions of the Trust and each Portfolio to the extent administrative services and functions are not provided to the Trust or such Portfolio pursuant to the Trust's or such Portfolio's investment advisory agreement, distribution agreement, custodian agreement, transfer agent agreement and fund accounting agreement;

     (q) furnish advice and recommendations with respect to other aspects of the business and affairs of the Portfolios as the Trust and the Administrator shall determine desirable; and

     (r) prepare and file with the SEC the semi-annual report for the Trust on Form N-SAR and all required notices pursuant to Rule 24f-2.

     The Administrator shall perform such other services for the Trust that are mutually agreed upon by the parties from time to time. Such services may include performing internal audit examinations; mailing the annual reports of the Portfolios; preparing an annual list of Shareholders; and mailing notices of Shareholders' meetings, proxies and proxy statements, for all of which the Trust will pay the Administrator's out-of-pocket expenses.

     In performing its administrative duties under this Agreement, the Administrator will (i) exercise reasonable care and diligence, (ii) act in good faith in accordance with the Trust Instrument, Certificate of Trust, By-Laws, Prospectus and with the instructions and directions of the Board of Trustees of the Trust and the President of the Trust, (iii) conform to and comply with the requirements of the 1940 Act and all other applicable federal or state laws and regulations, and (vi) consult with legal counsel to the Trust, as necessary and appropriate.

     The appointment by the Trust of the officers provided by the Administrator pursuant to paragraph (1) of this Article 2 (the "Designated Officers") shall be governed by the following:

     (i) The appointment of any Designated Officer by the Trust shall not be exclusive or full-time; provided, however, the Designated Officer shall devote so much business time, effort, energy, abilities and attention to the performance of his or her duties hereunder as are reasonable and necessary to perform such duties in an exemplary manner.

     (ii) The Designated Officers shall perform their services at the offices provided by the Administrator, whom shall provide the Designated Officers with such support staff, facilities, equipment and supplies as are reasonably necessary or suitable for the adequate performance of the Designated Officers' duties and obligations under this Agreement, including technical and secretarial help.

     (iii) In performing their duties as officers of the Trust, the Designated Officers shall report to the President of the Trust and, upon its request, to the Board of Trustees of the Trust, and shall act in accordance with and subject to the instructions and directions of the President of the Trust and the Board of Trustees, and shall perform such other appropriate duties that are consistent with the terms of this Agreement which may from to time be reasonably prescribed by the President of the Trust and/or the Board of Trustees.

     (iv) In performing their duties as officers of the Trust: (i) the Designated Officers shall at all times loyally, conscientiously, diligently and, to the best of their ability, perform all of their duties, and otherwise promote the interests and welfare of the Trust and each Portfolio; (ii) strictly comply with and adhere to all applicable laws, and the Trust's Certificate of Trust, Trust Instrument and Bylaws, and Registration Statement (including the prospectus and statement of additional information contained therein); (iii) obey all reasonable rules and regulations now in effect or as subsequently modified governing the conduct of mutual fund officers; and (iv) not commit any acts of gross negligence, willful misconduct, dishonesty, fraud or misrepresentation, racism, sexism or other discrimination as would tend to bring the Trust or any Fund into public scandal, ridicule, or would otherwise result in material harm to the Trust's or any Fund's business or reputation.

     (v) Either the President of the Trust or the Board of Trustees may, at any time, with or without cause, and with or without prior notice, terminate the services of the Designated Officers, without any liability whatsoever, it being understood that the Designated Officers have been appointed pursuant to the terms of this Agreement to facilitate the performance of the Administrator's administrative functions hereunder. There is no express or implied promise of continued service as Designated Officers and such service will, in any event, terminate upon termination of this Agreement. The Designated Officers shall be entitled to no compensation from the Trust for their services, it being agreed that all compensation (including, without limitation, benefits, vacation pay, disability pay and employment taxes) for the provision of such services shall be paid by the Administrator without charge against the Trust.

     (vi) The Trust acknowledges that the Designated Officers are primarily employed by the Administrator, and may also serve as officers for other mutual funds pursuant to agreements of similar nature to this Agreement, and hereby waives any conflict of interest claims resulting from such arrangements, and further agrees that none of the aforesaid provisions in this paragraph shall have any affect or application whatsoever to any Designated Officer's role as officer of another mutual fund.

     ARTICLE 3.  Allocation of Charges and Expenses.
                 ----------------------------------

     (A)    The Administrator.  The Administrator shall furnish at its own
            -----------------
expense the executive, supervisory and clerical personnel necessary to perform its obligations under this Agreement. The Administrator shall also provide the items which it is obligated to provide under this Agreement, and shall pay all compensation, if any, of officers of the Trust as well as all Trustees of the Trust who are affiliated persons of the Administrator or any affiliated corporation of the Administrator; provided, however, that unless otherwise specifically provided, the Administrator shall not be obligated to pay the compensation of any employee of the Trust retained by the Trustees of the Trust to perform services on behalf of the Trust.

     (B)    The Trust.  The Trust assumes and shall pay or cause to be paid all
            ---------
other expenses of the Trust not otherwise allocated herein, including, without limitation, organization costs, taxes, expenses for legal and auditing services, the expenses of preparing (including typesetting), printing and mailing reports, prospectuses, statements of additional information, proxy solicitation material and notices to existing Shareholders, all expenses incurred in connection with issuing and redeeming Shares, the costs of custodial services, the cost of initial and ongoing registration of the Shares under Federal and state securities laws, fees and out-of-pocket expenses of Directors who are not affiliated persons of the Administrator or the Investment Adviser to the Trust or any affiliated corporation of the Administrator or the Investment Adviser, insurance, interest, brokerage costs, litigation and other extraordinary or nonrecurring expenses, and all fees and charges of investment advisers to the Trust.

     (C) Expense Reimbursement of the Trust by the Investment Adviser. To the extent the Investment Adviser is obligated to reimburse the Trust for Trust expenses in excess of a predesignated amount, the Administrator shall present invoices, in reasonable detail, to the Investment Adviser by the fifth business day of each month for the prior month's expenses required to be reimbursed to the Trust by the Investment Adviser pursuant to the Prospectus for each Portfolio of the Trust. The Investment Adviser has undertaken to reimburse the Trust on a monthly basis by the fifteenth day of the third month following the month in which each such invoice was presented for payment.

     ARTICLE 4.  Compensation of the Administrator.
                 ---------------------------------

     (A)  Administration Fee.  For the services to be rendered, the facilities
          ------------------
furnished and the expenses assumed by the Administrator pursuant to this Agreement, the Trust shall pay to the Administrator compensation at an annual rate specified in Schedule A attached hereto. Such compensation shall be calculated and accrued daily, and paid to the Administrator monthly. The Trust shall also reimburse the Administrator for its reasonable out-of-pocket expenses, including the travel and lodging expenses incurred by officers and employees of the Administrator in connection with attendance at Board meetings.

          If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, the Administrator's compensation for that part of the month in which this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. Payment of the Administrator's compensation for the preceding month shall be made promptly.

     (B)  Survival of Compensation Rights. All rights of compensation under this
          -------------------------------
Agreement for services performed as of the termination date shall survive the termination of this Agreement.

     ARTICLE 5.  Limitation of Liability of the Administrator.  The duties of
                 --------------------------------------------
the Administrator shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Administrator hereunder. The Administrator shall not be liable for any error of judgment or mistake of law or for any loss arising out of any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable law which cannot be waived or modified hereby. (As used in this Article 5, the term "Administrator" shall include Trustees, officers, employees and other agents of the Administrator as well as the Administrator itself.)

     So long as the Administrator acts in good faith and with due diligence and without negligence, the Trust assumes full responsibility and shall indemnify the Administrator and hold it harmless from and against any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) arising directly or indirectly out of said administration, transfer agency, and dividend disbursing relationships to the Trust or any other service rendered to the Trust hereunder. The indemnity and defense provisions set forth herein shall indefinitely survive the termination of this Agreement.

     The rights hereunder shall include the right to reasonable advances of defense expenses in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited. In order that the indemnification provision contained herein shall apply, however, it is understood that if in any case the Trust may be asked to indemnify or hold the Administrator harmless, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Administrator will use all reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Trust, but failure to do so in good faith shall not affect the rights hereunder.

     The Trust shall be entitled to participate at its own expense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the Trust elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Trust and satisfactory to the Administrator, whose approval shall not be unreasonably withheld. In the event that the Trust elects to assume the defense of any suit and retain counsel, the Administrator shall bear the fees and expenses of any additional counsel retained by it. If the Trust does not elect to assume the defense of a suit, it will reimburse the Administrator for the reasonable fees and expenses of any counsel retained by the Administrator.

     The Administrator may apply to the Trust at any time for instructions and may consult counsel for the Trust or its own counsel and with accountants and other experts with respect to any matter arising in connection with the Administrator's duties, and the Administrator shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction or with the opinion of such counsel, accountants or other experts.

     Also, the Administrator shall be protected in acting upon any document which it reasonably believes to be genuine and to have been signed or presented by the proper person or persons. The Administrator will not be held to have notice of any change of authority of any officers, employees or agents of the Trust until receipt of written notice thereof from the Trust.

     ARTICLE 6.  Activities of the Administrator.  The services of the
                 -------------------------------
Administrator rendered to the Trust are not to be deemed to be exclusive. The Administrator is free to render such services to others and to have other businesses and interests. It is understood that trustees, officers, employees and Shareholders of the Trust are or may be or become interested in the Administrator, as directors, officers, employees and shareholders or otherwise and that partners, officers and employees of the Administrator and its counsel are or may be or become similarly interested in the Trust, and that the Administrator may be or become interested in the Trust as a Shareholder or otherwise.

     ARTICLE 7.   Duration of this Agreement.  The Term of this Agreement shall
                  --------------------------
be as specified in Schedule A hereto.

     ARTICLE 8.   Assignment.  This Agreement shall not be assignable by either
                  ----------
party without the written consent of the other party; provided, however, that the Administrator may, at its expense, subcontract with any entity or person concerning the provision of the services contemplated hereunder. The Administrator shall not, however, be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and provided further, that the Administrator shall be responsible, to the extent provided in Article 5 hereof, for all acts of such subcontractor as if such acts were its own. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

     ARTICLE 9.   Amendments.  This Agreement may be amended by the parties
                  ----------
hereto only if such amendment is specifically approved (i) by the vote of a majority of the Trustees of the Trust, and (ii) by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a Board of Trustees meeting called for the purpose of voting on such approval.

     For special cases, the parties hereto may amend such procedures set forth herein as may be appropriate or practical under the circumstances, and the Administrator may conclusively assume that any special procedure which has been approved by the Trust does not conflict with or violate any requirements of its Declaration of Trust or then current prospectuses, or any rule, regulation or requirement of any regulatory body.

     ARTICLE 10.  Certain Records.  The Administrator shall maintain customary
                  ---------------
records in connection with its duties as specified in this Agreement. Any records required to be maintained and preserved pursuant to Rules 31a-1 and 31a-2 under the 1940 Act which are prepared or maintained by the Administrator on behalf of the Trust shall be prepared and maintained at the expense of the Administrator, but shall be the property of the Trust and will be made available to or surrendered promptly to the Trust on request.

     In case of any request or demand for the inspection of such records by another party, the Administrator shall notify the Trust and follow the Trust's instructions as to permitting or refusing such inspection; provided that the Administrator may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so, unless (in cases involving potential exposure only to civil liability) the Trust has agreed to indemnify the Administrator against such liability.

     ARTICLE 11.  Definitions of Certain Terms.  The terms "interested person"
                  ----------------------------
and "affiliated person," when used in this Agreement, shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

     ARTICLE 12.  Notice.  Any notice required or permitted to be given by
                  ------
either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the following address: if to the Administrator, to it at 3435 Stelzer Road, Columbus, Ohio 43219; if to the Trust, to it at 8901 Wilshire Blvd., Beverly Hills, California 90211, or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

     ARTICLE 13.  Governing Law.  This Agreement shall be construed in
                  -------------
accordance with the laws of the State of California and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of California, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

     ARTICLE 14.  Multiple Originals.  This Agreement may be executed in two or
                  ------------------
more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

     ARTICLE 15.  Limitation of Liability of Trust.  The Administrator agrees
                  --------------------------------
that no shareholder, Trustee, officer, employee or agent of the Trust shall be subject to claims against or obligations of the Trust to any extent whatsoever, but that the Trust estate alone shall be liable (with the exception of any Portfolio for whom the Administrator has not provided services under this Agreement and for which the claims or obligations therefore do not relate).

     ARTICLE 16.  Disaster Recovery.  The Administrator shall maintain a
                  -----------------
commercially reasonable plan to provide for the recovery of data in the event of an emergency due to equipment failures or the like. In the event of equipment failures, the Administrator shall, at no additional expense to the Trust, take reasonable steps to minimize service interruptions but shall not have liability with respect to losses that result despite the taking of such steps.

     ARTICLE 17.  Independent Contractor.  The Administrator is an independent
                  ----------------------
contractor of the Trust and neither the Administrator nor any of its managers, officers or employees is or shall be employees of the Trust or any Portfolio in the performance of the Administrator's duties hereunder. The Administrator shall be responsible for its own conduct and the employment, control and conduct of its employees, and for injury to such employees and agents or to others through employees and agents (except those specifically appointed as officers of the Trust pursuant to Article 2, paragraph (1) of this Agreement). The Administrator assumes full responsibility for its employees and agents under applicable statutes and agrees to pay all employment taxes thereunder (including those specifically appointed as officers of the Trust pursuant to Article 2, paragraph (1) of this Agreement).

     ARTICLE 18.  Entire Agreement.  Each party expressly acknowledges and
                  ----------------
agrees that this Agreement: (1) is the final, complete and exclusive statement of the agreement of the parties with respect to the subject matter hereof; (2) supersedes any prior or contemporaneous agreements or understandings of any kind, oral or written (collectively and severally, the "prior agreements"), and that any such prior agreements are of no force or effect except as expressly set forth herein; and (3) may not be varied, supplemented or contradicted by evidence of prior agreements, or by evidence of subsequent oral agreements.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.


                                    MEYERS INVESTMENT TRUST

                                    By: /s/ Shelly J. Meyers
                                       ------------------------------------

                                    Title: Chairman/President
                                          ---------------------------------

                                    BISYS FUND SERVICES LIMITED PARTNERSHIP

                                    By: BISYS Fund Services, Inc.
                                         General Partner

                                    By: /s/ William J. Tomko
                                       ------------------------------------

                                    Title: President
                                          ---------------------------------

                                  SCHEDULE A
                                  ----------

                          TO THE AMENDED AND RESTATED
                           ADMINISTRATION AGREEMENT
                         DATED AS OF FEBRUARY 1, 2000
                        BETWEEN MEYERS INVESTMENT TRUST
                                      AND
                    BISYS FUND SERVICES LIMITED PARTNERSHIP


Portfolios:    This Agreement shall apply to all Portfolios of Meyers Investment
               Trust, either now or hereafter created (collectively, the "Portfolios"). The current Portfolio of the Trust is set forth below:

                            The Meyers Pride Fund.

Fees: Pursuant to Article 4, in consideration of services rendered and expenses assumed pursuant to this Agreement, the Trust will pay the Administrator on the first business day of each month, or at such time(s) as the Administrator shall request and the parties hereto shall agree, a fee computed daily at the annual rate of:

                    Fifteen one-hundredths of one percent (.15%) of the Trust's average daily net assets up to $100 million.

                    Ten one-hundredths of one percent (.10%) of the Trust's average daily net assets in excess of $100 million up to $500 million.

                    Seven one-hundredths of one percent (.07%) of the Trust's average daily net assets in excess of $500 million up to $1 billion.

                    Six one-hundredths of one percent (.06%) of the Trust's average daily net assets in excess of $1 billion.

               The Fee amounts set forth above shall be subject to the following annual minimum fee: Forty thousand dollars ($40,000) per Portfolio.

               The fee for the period from the day of the month this Agreement is entered into until the end of that month shall be prorated according to the proportion which such period bears to the full monthly period. Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

               For purposes of determining the fees payable to the Administrator, the value of the net assets of a particular Portfolio shall be computed in the manner described in the Trust's Declaration of Trust or in the Prospectus or Statement of Additional Information respecting that Portfolio as from time to time is in effect for the computation of the value of such net assets in connection with the determination of the liquidating value of the shares of such Portfolio.

               The parties hereby confirm that the fees payable hereunder shall be applied to each Portfolio as a whole, and not to separate classes of shares within the Portfolios.

Term: The term of this Agreement shall commence on February 1, 2000 and shall remain in effect through December 31, 2001 (the "Initial Term"). Thereafter, unless otherwise terminated as provided herein, this Agreement shall be renewed automatically for successive periods of two years after the Initial Term, unless written notice of nonrenewal is provided by either party not less than ninety (90) days prior to the end of the then-current term. In the event of a material breach of this Agreement by either party, the non-breaching party shall notify the breaching party in writing of such breach and upon receipt of such notice, the breaching party shall have forth five (45) days to remedy the breach. In the event the breach is not remedied within such time period, the nonbreaching party may immediately terminate this Agreement. For purposes of this Agreement, the term "material breach" shall include, but not be limited to, (i) non-payment by the Trust of fees payable to the Administrator under this Agreement, (ii) failure on the part of the Trust's Investment Adviser to make an expense reimbursement payment pursuant to
               Article 3 (C) within sixty (60) days following its due date and
               (iii) failure by the Administrator to present timely invoices to the Investment Adviser for expense reimbursement payments pursuant to Article 3 (C).

               Notwithstanding the foregoing, after such termination for so long as the Administrator, with the written consent of the Trust, in fact continues to perform any one or more of the services contemplated by this Agreement or any schedule or exhibit hereto, the provisions of this Agreement, including without limitation the provisions dealing with indemnification, shall continue in full force and effect. Compensation due the Administrator and unpaid by the Trust upon such termination shall be immediately due and payable upon and notwithstanding such termination.

                                      A-2